Exhibit 10.5

GLOBANT S.A.
2013 EQUITY INCENTIVE PLAN

1.	Establishment, Purpose and Types of Awards

GLOBANT S.A., a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 5, rue Guillaume Kroll, L-1882 Luxembourg, registered with the Luxembourg trade and companies register under number B 173 727 (the “Company”), hereby establishes the GLOBANT S.A. 2013 EQUITY INCENTIVE PLAN (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best-available personnel.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonstatutory stock options), stock appreciation rights, restricted or unrestricted stock awards, restricted stock units, performance awards, other stock-based awards, or any combination of the foregoing.

2.	Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a)          “Administrator” means the Board or the committee(s) or officer(s) appointed by the Board from time to time that have authority to administer the Plan as provided in Section 3 hereof.

(b)          “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

(c)          “Award” means any stock option, stock appreciation right, stock award, restricted stock unit award, performance award, or other stock-based award.

(d)          “Board” means the board of directors of the Company as composed from time to time.

(e)          “Change in Control” means: (i) the acquisition (other than from the Company) in one or more transactions by any Person, as defined in this Section 2(e), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 50% of (A) the then outstanding shares of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; provided, however, that a Change in Control shall not include any consolidation or merger effected exclusively to change the domicile of the Company or a public offering of capital stock of the Company, and provided also that that for purposes of any Award or subplan that constitutes a “nonqualified deferred compensation plan,” within the meaning of Code section 409A, the Administrator, in its discretion, may specify a different definition of Change in Control in order to comply with the provisions of Code section 409A. For purposes of this Section 2(e), a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than: employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the Common Shares in a registered public offering.

(f)          “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g)          “Common Shares” means the common shares of the Company at Par Value.

(h)          “Fair Market Value” means, with respect to the Common Shares, as of any date:

(i)          if the principal market for the Common Shares (as determined by the Administrator if the Common Shares is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per Common Share for the regular market session on that date on the principal exchange or market on which the Common Shares are then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day on which a sale was reported;

(ii)         if the principal market for the Common Shares is not a national securities exchange or an established securities market, the average of the highest bid and lowest asked prices for the Common Shares on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day on which prices were reported; or

(iii)        if the Common Shares are neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by reasonable application of a reasonable valuation method.

(i)          “Grant Agreement” means a written document, including an electronic writing acceptable to the Administrator, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

(j)          “Par Value” means the par value of the Common Shares from time to time, being currently $0.10 per share.

(k)          “Performance Measures” mean criteria established by the Administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a Company-wide basis, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; price-to-earnings ratio; return on equity; return on invested capital; return on assets; growth in assets; share price performance; economic value added; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; relative performance to a group of companies comparable to the Company, and strategic business criteria consisting of one or more objectives based on the Company’s meeting specified goals relating to revenue, market penetration, business expansion, costs or acquisitions or divestitures.

3.	Administration

(a)          Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time. To the extent allowed by applicable laws, the Board by resolution may authorize an officer or officers to grant Awards (other than stock Awards) to other officers and employees of the Company and its Affiliates, and, to the extent of such authorization, such officer or officers shall be the Administrator.

(b)          Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan and the resolution of the Board, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7 of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder and no such modification, amendment or substitution that results in repricing the Award shall be made without prior stockholder approval); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company; provided, however, that no such waiver or acceleration of lapse restrictions shall be made with respect to a performance-based stock award granted to an executive officer of the Company if such waiver or acceleration is inconsistent with Code section 162(m); (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.

(c)          Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards, and the ramifications of a Change in Control upon outstanding Awards) need not be uniform and may be made by the Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d)          Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e)          Indemnification. To the maximum extent permitted by law and by the Company’s articles of association, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan except in the case of gross negligence or willful misconduct.

(f)          Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.	Shares Available for the Plan

Subject to adjustments as provided in Section 7(d) of the Plan, the Common Shares that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 40,000,000 shares, and of those the maximum number of shares that may be issued under this Plan pursuant to incentive stock options intended to qualify under Code section 422 is 40,000,000. Subject to the provisions of the law, the Company shall maintain an authorized capital comprising such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of Common Shares, or is forfeited or otherwise terminated or canceled as to any shares, the shares subject to such Award shall thereafter be available for further Awards under the Plan. Notwithstanding anything herein to the contrary, shares used to pay the exercise price of an Award or tax obligations shall not be available again for other Awards under the Plan.

Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of Common Shares subject to Awards of any combination that may be granted during any one fiscal year of the Company to any one individual under this Plan shall be limited to 4,000,000 shares. Such per-individual limit shall not be adjusted to effect a restoration of Common Shares with respect to which the related Award is terminated, surrendered or canceled. Notwithstanding the foregoing, the restriction contained in this paragraph shall not apply until the earliest of: (1) the first material modification of the Plan (including any increase in the number of Common Shares reserved for issuance hereunder); (2) the issuance of all of the Common Shares reserved for issuance under the Plan; (3) the expiration of the Plan; (4) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third (3rd) calendar year following the calendar year in which occurred the first registration of an equity security by the Company under Section 12 of the Securities Act of 1934, as amended; or (5) such other date required by Section 162(m) of the Code.

5.	Participation

Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, recruiting or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

6.	Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

(a)          Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonstatutory stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company and any other individuals who are eligible to receive incentive stock options under the provisions of Code section 422. Options must have an exercise price at least equal to Fair Market Value as of the date of grant and not lower than Par Value and may not have a term in excess of ten years’ duration. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(b)          Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one Common Share over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the lower of the Fair Market Value on the grant date (but in no case lower than Par Value) or the exercise price of any tandem stock option Award to which the SAR is related. No SAR shall have a term longer than ten years’ duration. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Shares or cash, or any combination of Common Shares and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in Common Shares, the number of shares shall be determined by dividing such portion by the Fair Market Value of a Common Share on the exercise date, it being understood that no Common Shares shall be issued below Par Value. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated. The Administrator shall obtain a report from an independent auditor (réviseur d’entreprises agréé) confirming that the in-kind consideration upon exercise of a SAR has a value at least equivalent to the number and value of Shares issued in counterpart.

(c)	Stock Awards.

(i)          The Administrator may from time to time grant stock awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock award may be denominated in Common Shares or other securities, stock-equivalent units or restricted stock units, securities or debentures convertible into Common Shares, or any combination of the foregoing and may be paid in Common Shares or other securities, in cash, or in a combination of Common Shares or other securities and cash, all as determined in the sole discretion of the Administrator.

(ii)         The Administrator may grant stock awards in a manner constituting “qualified performance-based compensation” within the meaning of Code section 162(m). The grant of, or lapse of restrictions with respect to, such performance-based stock awards shall be based upon one or more Performance Measures and objective performance targets to be attained relative to those Performance Measures, all as determined by the Administrator. Performance targets may include minimum, maximum, intermediate and target levels of performance, with the size of the performance-based stock award or the lapse of restrictions with respect thereto based on the level attained. A performance target may be stated as an absolute value or as a value determined relative to prior performance, one or more indices, budget, one or more peer group companies, any other standard selected by the Administrator, or any combination thereof. The Administrator shall be authorized to make adjustments in the method of calculating attainment of Performance Measures and performance targets in recognition of: (A) extraordinary or non-recurring items; (B) changes in tax laws; (C) changes in generally accepted accounting principles or changes in accounting policies; (D) charges related to restructured or discontinued operations; (E) restatement of prior period financial results; and (F) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements; provided that the Administrator’s decision as to whether such adjustments will be made with respect to any “covered employee,” within the meaning of Code section 162(m), is determined when the performance targets are established for the applicable performance period. Notwithstanding the foregoing, the Administrator may, at its sole discretion, modify the performance results upon which Awards are based under the Plan to offset any unintended results arising from events not anticipated when the Performance Measures and performance targets were established; provided, that such modifications may be made with respect to an Award granted to any “covered employee,” within the meaning of Code section 162(m), only to the extent permitted by Code section 162(m) if the Award was intended to constitute “qualified performance-based compensation” within the meaning of Code section 162(m). Notwithstanding anything in the Plan to the contrary, the Administrator is not authorized to waive or accelerate the lapse of restrictions on a performance-based stock award granted to any “covered employee,” within the meaning of Code section 162(m), except upon death, disability or a change of ownership or control of the Company. In the event that a Change in Control occurs after a performance-based stock award has been granted but before completion of the applicable performance period, a pro rata portion of such Award shall become payable (or a pro rata portion of the lapse restrictions shall lapse, as applicable) as of the date of the Change in Control to the extent otherwise earned on the basis of achievement of the pro rata portion of the Performance Measures and performance targets relating to the portion of the performance period completed as of the date of the Change in Control.

7.	Miscellaneous

(a)          Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in Common Shares, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

(b)          Loans. To the extent otherwise permitted by law, the Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c)          Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(d)          Adjustments for Corporate Transactions and Other Events.

(i)	Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Shares, (A) the maximum number of shares of such Common Shares as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii)	Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Common Shares, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Administrator, in its discretion and without the consent of the holders of the Awards, may make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards as the Administrator determines to be appropriate and equitable.

(iii)	Change in Control Transactions. In the event of any transaction resulting in a Change in Control of the Company, outstanding stock options and other Awards that are payable in or convertible into Common Shares under this Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards, as determined in the sole discretion of the Administrator, of, the surviving or successor entity or a parent thereof. In the event of such termination, the holders of stock options and other Awards under the Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change in Control.

(iv)	Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e)          Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(f)          Other Agreements. As a condition precedent to the grant of any Award under the Plan, the exercise pursuant to such an Award, or to the delivery of certificates for shares issued pursuant to any Award, the Administrator may require the grantee or the grantee’s successor or permitted transferee, as the case may be, to become a party to a stock restriction agreement, shareholders’ agreement, voting trust agreement or other agreements regarding the Common Shares of the Company in such form(s) as the Administrator may determine from time to time.

(g)          Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(h)          Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

(i)          Compliance with Securities Laws; Listing and Registration. If at any time the Administrator determines that the delivery of Common Shares under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise an Award or receive Common Shares pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Common Shares under the Plan is or may violate the rules of the national exchange on which the shares are then listed for trade, the right to exercise an Award or receive Common Shares pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. The Company shall have no obligation to effect any registration or qualification of the Common Shares under Federal, state or foreign laws.

The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Shares so acquired in violation of Federal, state or foreign securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Shares in compliance with applicable Federal, state or foreign securities laws. The stock certificates for any Common Shares issued pursuant to this Plan may bear a legend restricting transferability of the Common Shares unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state or foreign securities laws.

(j)          No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(k)          Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable United States federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles. Any dispute arising from the interpretation, validity or performance of this Plan or any Grant Agreement or any of their terms and provisions shall be submitted to the courts of the State of Delaware in the United States.

(l)          Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Code section 409A to the extent necessary to avoid the imposition of additional taxes under Code section 409A(a)(1)(B). Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code section 409A. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

(m)          Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan, or if earlier, the tenth anniversary of the date this Plan is approved by the stockholders. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

PLAN APPROVAL

Date Approved by the Board:

Date Approved by the Stockholders:

APPENDIX A

PROVISIONS FOR CALIFORNIA RESIDENTS

With respect to Awards granted to California residents prior to a public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended, and only to the extent required by applicable law, the following provisions shall apply notwithstanding anything in the Plan or a Grant Agreement to the contrary:

1.           With respect to any Award granted in the form of a stock option pursuant to Section 6(a) of the Plan:

(a)          The exercise period shall be no more than 120 months from the date the option is granted.

(b)          The options shall be non-transferable other than by will, by the laws of descent and distribution, or, if and to the extent permitted under the Grant Agreement, to a revocable trust or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).

(c)          Unless employment is terminated for “cause” as defined by applicable law, the terms of the Plan or Grant Agreement, or a contract of employment, the right to exercise the option in the event of termination of employment, to the extent that the Award recipient is entitled to exercise on the date employment terminates, will continue until the earlier of the option expiration date, or:

(1) At least 6 months from the date of termination if termination was caused by death or disability.

(2) At least 30 days from the date of termination if termination was caused by other than death or disability.

2.           With respect to an Award, granted pursuant to Section 6(c) of the Plan, that provides the Award recipient the right to purchase stock, the Award shall be non-transferable other than by will, by the laws of descent and distribution, or, if and to the extent permitted under the Grant Agreement, to a revocable trust or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).

3.           The Plan shall have a termination date of not more than 10 years from the date the Plan is adopted by the Board or the date the Plan is approved by the security holders, whichever is earlier.

4.           Security holders representing a majority of the Company’s outstanding securities entitled to vote must approve the Plan by the later of (a) 12 months after the date the Plan is adopted or (b) 12 months after the granting of any Award to a resident of California. Any option exercised or any securities purchased before security holder approval is obtained must be rescinded if security holder approval is not obtained within the period described in the preceding sentence. Such securities shall not be counted in determining whether such approval is obtained.

5.           The Company will provide financial statements to each Award recipient annually during the period such individual has Awards outstanding, or as otherwise required under Section 260.140.46 of Title 10 of the California Code of Regulations. Notwithstanding the foregoing, the Company will not be required to provide such financial statements to Award recipients when the Plan complies with all conditions of Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701); provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

6.           The Plan is intended to comply with Section 25102(o) of the California Corporations Code. Any provision of this Plan which is inconsistent with Section 25102(o), including without limitation any provision of this Plan that is more restrictive than would be permitted by Section 25102(o) as amended from time to time, shall, without further act or amendment by the Board, be reformed to comply with the provisions of Section 25102(o). If at any time the Administrator determines that the delivery of Common Shares under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal or state securities laws, the right to exercise an Award or receive shares of Common Shares pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Shares under federal or state laws.